Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Enservco Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.005 per share	457(c)	2,939,133	$0.375	$1,102,174.88	0.00014760	$162.68
		Total Offering Amount						$162.68
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$162.68

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of shares of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions..

(2)	This registration statement registers the resale of 2,939,133 outstanding shares of common stock of the Registrant held by the selling stockholder.
(3)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the common stock reported on the NYSE American on November 3, 2023.